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                                                                Exhibit 10.22(d)



                             THIRD AMENDMENT TO THE

                              LIFEMARK CORPORATION

                     (FORMERLY MANAGED CARE SOLUTIONS, INC.)

                          EMPLOYEE STOCK PURCHASE PLAN

         Lifemark Corporation (the "Corporation"), under its former name of Managed Care Solutions, Inc., adopted the Managed Care Solutions, Inc. Employee Stock Purchase Plan (the "Plan"), effective June 1, 1996, and has previously adopted two amendments to the Plan. The Plan, as previously amended, is hereby further amended, pursuant to the authority of Section 17 of the Plan, as follows:

         1. The name of the Plan is changed to the Lifemark Corporation Employee Stock Purchase Plan, and all references in the Plan to Managed Care Solutions, Inc., are amended to refer to Lifemark Corporation

         2. A new sentence is added to the end of Section 13 of the Plan to read as follows:

         "Notwithstanding the foregoing, if any participating employee's employment is terminated within three months from the end of the current offering period as a result of the sale or other transfer of a portion of the Corporation's business (including the management of any health plan) to a successor employer, such employee may elect to leave the balance in his account until the end of the offering period, to be used to purchase stock on the same terms as if he were still employed on the last day of the offering period, provided that no additional amounts shall be added to his account after his employment is terminated, and any balance remaining after the purchase of stock at the end of the offering period shall be distributed to him."

         3. This amendment shall not require the approval of the Corporation's stockholders, and shall be effective on the date on which it is approved by the Board of Directors. Except as otherwise amended herein, the Plan shall remain in full force and effect, except that the Committee is authorized to make any additional changes to the Plan of an administrative or ministerial nature which may be appropriate to implement the amendments set forth herein.
         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed this 8th day of November, 1999.

                                          LIFEMARK CORPORATION


                                          By: /s/Michael J. Kennedy
                                          Its: Chief Financial Officer